Exhibit 10.3

Tianjin Port International Car Exhibition Centre

Showroom Lease-Supplementary Agreement

Party A (“Lessor”): Tianjin Port International Car Exhibition Centre

Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.

Party A and B executed the leasing contract on January 10, 2007, contract number KG-Z17, in which Party B, as the lessor, rents estate property located at B Hall, Tianjin Port International Car Exhibition Center. In order to further the cooperation between two parties and to incentive the further development of the Tianjin Port Exhibition, both parties agreed to enter the supplementary agreement and obey the terms as settled hereinafter

1.
Base on the original contract Party A is responsible to assist Party B to obtain government financial grants equal to 50% of one year rental, Party A guarantee that Party B is taking this grants annually till the termination of leasing contract. If Party B failed to obtain government grants then Party A is going to provide Party B exemption equals to 50% of annual rental

2.	Other terms in the original contract keeps valid

3.	This supplementary contract is legally binding as the original contract

4.	The contract is in duplicate, Party A and B holds one copy each

Party A (“Lessor”): Tianjin Port International Car Exhibition Centre
(Seal)
Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.
(Seal)

December 8, 2007